UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024 (May 9, 2024)

FORMATION MINERALS, INC.

(by: Formation Minerals, Inc., formerly known as SensaSure Technologies Inc., as successor by merger to Verde Bio Holdings, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

c/o Formation Minerals Inc.
4730 S. Fort Apache Rd.
Suite 300
Las Vegas, NV 89147

(Address of Principal Executive Offices) (Zip Code)

(347) 325-4677

(Registrant’s telephone number, including area code)

VERDE BIO HOLDINGS, INC.

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our”, “Verde” and the “Company” refer to Verde Bio Holdings, Inc., a Nevada corporation, unless the context indicates otherwise.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The merger (the “Merger”) of Formation Minerals, Inc. (“Merger Sub”), a Nevada corporation and a direct wholly owned subsidiary of SensaSure Technologies Inc., a Nevada corporation (“SSTC”), with and into Verde, with Verde surviving as a direct, wholly owned subsidiary of SSTC, and the surviving corporation of the merger, pursuant to that certain Agreement and Plan of Merger, dated as of December 11, 2023 and amended as of February 8, 2024 (the “Merger Agreement”), by and among SSTC, Verde and Merger Sub, was consummated and became effective at 4:15 p.m., Eastern time, on May 9, 2024 (the “Effective Time”) pursuant to Articles of Merger filed with the Nevada Secretary of State. At the Effective Time, the separate existence of Merger Sub ceased and Verde changed its name to “Formation Minerals, Inc.”.

Pursuant to the Merger Agreement, at the Effective Time (1) each holder of common stock, par value $0.001 per share, of Verde (“Verde Common Stock”) became entitled to receive, for every approximately 300.47 shares of Verde Common Stock, one share of common stock, par value $0.01 per share, of SSTC (“SSTC Common Stock”), (2) each holder of Series A preferred stock, par value $0.001 per share, of Verde (“Verde Series A Preferred Stock”) became entitled to receive, for every approximately 300.47 shares of Verde Series A Preferred Stock, one share of Class A preferred stock, par value $0.01 per share, of SSTC (“SSTC Class A Preferred Stock”), and (3) each holder of Series C preferred stock, par value $0.001 per share, of Verde (“Verde Series C Preferred Stock”) became entitled to receive, for every 0.15 shares of Verde Series C Preferred Stock, one share of Class B preferred stock, par value $0.01 per share, of SSTC (“SSTC Class B Preferred Stock”).

Pursuant to the Merger Agreement, at the Effective Time, SSTC assumed all of Verde’s obligations under Verde’s common stock purchase warrant issued on January 27, 2022 (the “Verde Warrant”) and issued and delivered to the Verde Warrant holder, in exchange for the Verde Warrant, a common stock purchase warrant to purchase up to 210,195 shares of SSTC Common Stock, at an exercise price of $0.75 per share and expires on January 27, 2027 (the "SSTC Warrant”). The SSTC Warrant is subject to a beneficial ownership limitation of 4.99% of the number of shares of SSTC Common Stock outstanding immediately after giving effect to the issuance of shares of SSTC Common Stock issuable upon exercise of the SSTC Warrant.

Following the Merger, effective at 5:00 p.m. Eastern Time (the “Second Merger Effective Time”), pursuant to Articles of Merger filed with the Nevada Secretary of State, Verde was merged with and into SSTC with SSTC continuing as the surviving corporation and SSTC changed its name to “Formation Minerals, Inc.”. At the Second Merger Effective Time, the separate existence of Verde ceased.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the copy of the Merger Agreement and the amendment to the Merger Agreement that was previously filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on December 15, 2023, and Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on February 13, 2023, respectively, and each of which is incorporated herein by reference.

Certain of the representations and warranties contained in the Merger Agreement and the amendment to the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to our stockholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement and the amendment to the Merger Agreement. Accordingly, the representations and warranties contained in the Merger Agreement and the amendment to the Merger Agreement are not necessarily characterizations of the actual state of facts with respect to us at the time they were made or otherwise, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement and the amendment to the Merger Agreement, which subsequent information may not be fully reflected in our public disclosures.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

At the Effective Time, we consummated the Merger pursuant to the Merger Agreement and continued as a wholly-owned subsidiary of SSTC until we merged with and into SSTC, with SSTC continuing as the surviving entity. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Second Merger Effective Time, the sole member of our board of directors and our sole officer ceased serving in those capacities. His departure was not due to any disagreement with us regarding any matter related to our operations, policies or practices.

In addition, at the Second Merger Effective Time, Scott A. Cox, Chief Executive Officer, ceased serving in such positions.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, our articles of incorporation and bylaws were amended and restated to be consistent with the articles of incorporation and bylaws of Merger Sub immediately prior to the Merger, except for certain administrative changes.

The foregoing descriptions of the amended and restated articles of incorporation of the Company and the amended and the amended and restated bylaws of the Company are not complete and subject to and qualified in their entirety by reference to the copies of the amended and restated articles of incorporation of the Company and the amended and the amended and restated bylaws of the Company filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2024, we held a special meeting of our stockholders at which our stockholders were asked to consider and vote upon the following proposals:

1.	The approval of the Merger pursuant to the terms and subject to the conditions of the Merger Agreement and the Merger Agreement (the “Merger Proposal”); and

2.	The approval of the adjournment of the Verde special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Merger Proposal, if there are insufficient votes at the time of such adjustment to approve the Merger Proposal (the “Adjournment Proposal”).

Each of the foregoing proposals is described in detail in the definitive Joint Proxy Statement/Prospectus, we filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2024.

For each of the proposals, a quorum was present. According to the report of the Inspector of Elections, the Merger Proposal was approved by the requisite vote of the holders of the shares of Verde Common Stock, Verde Series A Preferred Stock and Verde Series C Preferred Stock voting together as a single class. The voting results for the Merger Proposal are as follows:

For	Against	Abstain
5,334,612,883	20,370,010	365,853

The results reported above are final voting results.

We did not call the vote on the Adjournment Proposal as there were sufficient votes to approve the Verde Merger Proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated December 11, 2023, by and among SensaSure Technologies, Inc., Verde Bio Holdings, Inc. and Formation Minerals, Inc. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Verde Bio Holdings, Inc. on December 15, 2023.)

2.2	Amendment to the Agreement and Plan of Merger, dated as of February 8, 2024, by and among SensaSure Technologies Inc., Formation Minerals Inc. and Verde Bio Holdings, Inc. (Incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by Verde Bio Holdings, Inc. on February 13, 2024.)

3.1	Amended and Restated Articles of Incorporation of Formation Minerals, Inc. (formerly known as Verde Bio Holdings, Inc.), dated May 9, 2024. (Filed herewith.)

3.2	Amended and Restated Bylaws of Formation Minerals, Inc. (formerly known as Verde Bio Holdings, Inc.) dated May 9, 2024. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Formation Minerals, Inc.
(formerly known as Verde Bio Holdings, Inc.)

By:	Formation Minerals, Inc.
(formerly known as SensaSure Technologies Inc.)
as successor by merger to Verde Bio Holdings, Inc.

By:	/s/ Scott A. Cox
Scott A. Cox
President, Chief Executive Officer and Chief Financial Officer

Dated: May 13, 2024

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